GLOBAL
BUSINESS
RESOURCES
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                         NEWCOURT CAPITAL HOLDINGS, INC.
                             PUBLIC COMPANY LISTING
                              PROPOSAL FOR SERVICES

The following constitutes a proposed agreement (the "Agreement") between Global Business Resources, Inc. a Florida Corporation ("GLOBAL "), and Newcourt Capital Holdings, Inc. a Florida Corporation. (hereinafter referred to as "Newcourt"):

GLOBAL hereby agrees to perform corporate consulting and advisory services for Newcourt in conjunction with the development of a Shell merger, and the sale, to the public, of the securities of Newcourt and other similar matters upon the fully negotiated terms and conditions set forth herein.

1. Duties of GLOBAL : GLOBAL will provide the services as outlined below. These
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services are:

     (a) "Business Plan Development" - Based on our discussions, it is mutually agreed that the Company needs to prepare a business plan suitable for investors, underwriters and/or for internal use. Typically we prepare a first draft from information provided to us by the Company. Once this draft is completed the client needs to make changes, corrections and revisions. These corrections usually result in a second draft approved and accepted. The entire process usually requires four to six weeks. (sample plan sent via email)

     (b) "Public Shell" - Newcourt shall obtain control of a fully registered and reporting public shell, effectively becoming a public entity.. Global shall Render advice and assistance to Newcourt as to the acquisition of the public shell in which Newcourt will merge

     (c) "Introduction to funding sources" - Initiate a formal relationship with funding sources and relationships that may participate in the sale of Newcourt securities.

     (d) "SEC SB Registration & Form 211 Development" - Assist Newcourt and its legal counsel in the preparation of proposed SB registration with the SEC and the Form 211 to be filed with the NASD, by the appropriate licensed market maker, as the original application for listing of the securities of the Newcourt on the OTCBB.

     (e) "Market Maker Introduction" - assist Newcourt with locating and negotiating a contract with a licensed market maker who will file Newcourt's Form 211 with the NASD for the listing of Newcourt's securities on the OTCBB.

2. Newcourt to Provide Information: Newcourt agrees to provide GLOBAL with any
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information and documents as may be requested by GLOBAL in connection with the services to be performed for Newcourt. Newcourt shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared on behalf of Newcourt.

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3. Compensation: Newcourt shall provide compensation to GLOBAL for the services
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provided as fully delineated in paragraph 1 of this Agreement. GLOBALS compensation shall consist of and be disbursed as follows:

          Disbursement 1: Our fee to prepare the business plan is $10,000 due as
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          follows:

                           $5,000 is due to begin the project.
                           $5,000 is due upon completion of the business plan;

          Disbursement 2: Newcourt will disburse to GLOBAL a fee of $25,000 for
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          the acquisition of the public shell. Said fee is payable in two installments:

               1. $5,000 deposit. Said deposit fully refundable within (5) five working days from execution of this agreement and exchange of all pertinent due diligence information.

               2. $ 20,000 due if full within (5) days after satisfactory completion of due diligence and execution of share exchange agreement.

          Disbursement 3: Newcourt will disburse to GLOBAL and or its assigns
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          equivalent of 800,000 shares (8%) of founders common stock. Piggyback provisions will apply, which provide for the common stock to be registered under the Securities Act of 1933. GLOBAL will enter into a suitable leak out agreement for the sale of said stock. Stock shall be issued and will be disbursed upon the execution of the share exchange agreement with the shell Company;

          Disbursement 4: Newcourt will disburse to GLOBAL a success fee of one
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          percent (1%) of all financing and all funds raised by Newcourt from funding sources introduced by Global. Said success fee shall be paid upon completion of financing.

Additional Expenses (including, but not limited to):
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Additional Expenses that must be paid directly by Newcourt require prior approval in writing by Newcourt prior to incurring any expenses on Newcourt's behalf.

     o Any direct filing fees required to be submitted with any registration, filings, membership applications, all of which must be paid directly by Newcourt,
     o Overnight mail costs- Newcourt must provide GLOBAL with an overnight express or similar account number (i.e. UPS, Airborne, FedEx, etc.). GLOBAL will charge $20 per overnight express package sent out by GLOBAL as related to Newcourt's contract with GLOBAL ,
     o Legal expenses (including but not limited to, SB registration, attorney opinion letters, minutes and bylaws or escrow account setup),
     o Accounting expenses (Newcourt is responsible for obtaining its own audited financial statements),
     o    "Edgarization" costs (normally $1500 each) associated with SEC filings